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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm included under the caption "Experts" in the Joint Proxy Statement/Prospectus that is contained in the Registration Statement on Form S-4 of Standard Management Corporation for the registration of shares of its common stock and to the use of our report dated March 18, 1997, except for Note 20, as to which the date is August 21, 1997 with respect to the consolidated financial statements and schedules of Standard Management Corporation included herein and incorporated by reference therein and to the incorporation by reference therein of our report dated May 9, 1997, with respect to the financial statements of Shelby Life Insurance Company included in the Current Report on Form 8-K/A of Standard Management Corporation dated August 29, 1997 both filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Indianapolis, Indiana

January 26, 1998